Exhibit 99.2

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

The Board of Directors

Starwood Hotels & Resorts Worldwide, Inc.

One StarPoint

Stamford, CT 06902

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated March 20, 2016, as Exhibit 99.1 to, and to the reference thereto under the captions “The Combination Transactions—Background of the Combination Transactions, —Starwood’s Reasons for the Combination Transactions; Recommendation of Starwood’s Board, —Opinions of Starwood’s Financial Advisors—Opinion of Citigroup Global Markets Inc., and —Certain Starwood Financial Forecasts” in, the Current Reports on Form 8-K of Starwood Hotels & Resorts Worldwide, Inc. and Marriott International, Inc. updating and supplementing the Joint Proxy Statement/Prospectus relating to the proposed combination transactions involving Starwood Hotels & Resorts Worldwide, Inc. and Marriott International, Inc., which Joint Proxy Statement/Prospectus forms a part of the Registration Statement on Form S-4 of Marriott International, Inc. declared effective by the SEC on February 17, 2016. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

March 25, 2016